UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                September 13, 2011

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	760-779-0251

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities.
Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2011 Spare Backup, Inc filed a Certificate of Designation, Preferences, Rights and Other Rights with the Secretary of State of Delaware whereby the company has designated a series of 150,000 shares of its blank check preferred stock as Series B Preferred Stock. The designations, rights and preferences of the Series B Preferred Stock includes:

•	each share has a stated value and a liquidation preference of $0.001 per share which equals the par value of the shares,
•	the shares are not convertible or exchange into any other security,
•
each share entitles the holder to Four Hundred (400) votes at any meeting of our stockholders and such shares will vote together with our common stockholders and holders of our Series A Preferred Stock,

•	the shares are not subject to redemption,
•	the rights granted to the Series B Preferred Stockholders will lapse one year from the date of issuance, and
•
so long as the shares are outstanding we have agreed not to alter or change the rights of the security in a manner which would adversely affect the Series A Preferred Stock, or take any action which would result in the taxation of the holder under Section 305 of the Internal Revenue Code.

Following the creation of this class of security we issued Biofilm, Inc. 50,000 shares of Series B Preferred Stock pursuant to the terms and conditions of the Subscription Agreement we entered into with that entity in June 2011 as previously disclosed.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Following the creation of the class of security, we also issued Mr. Andy Zeinfeld, a member of our Board of Directors, 50,000 shares of Series B Preferred Stock as additional consideration in connection with our strategic alliance with Simplexity, LLC, a company which is controlled by Mr. Zeinfeld and which is the owner of the Wirefly.com website, pursuant to the three year Master Digital Platform Contract we announced in June 2011.  We expect to assign a value to these shares and to offset that value against revenues we report under this agreement in future periods. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

3.8	Certificate of Designation, Preferences, Rights and Other Rights of the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: September 19, 2011	By: /s/ Cery Perle
Cery Perle, Chief Executive Officer and President

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